 4397 SOUTH ALBRIGHT DRIVE • SALT LAKE CITY, UTAH 84124

 (801) 277-2763 PHONE • (801) 277-6509 FAX

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

July 20, 2012

U.S. Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C.  20549

Re:       Consent to be named in the S-8 Registration Statement of Wizzard Software Corporation, a Colorado corporation (the "Registrant"), to be filed on or about July 20, 2012, covering the registration and issuance of 3,000,000 shares of common stock to participants in the Company's 2012 Stock Option Plan

Ladies and Gentlemen:

We hereby consent to the use of our audit report dated March 30, 2012, for the fiscal year ended December 31, 2011, that is contained in the Company's 10-K Annual Report for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission on March 30, 2012 in the above referenced Registration Statement.  We also consent to the use of our name as experts in such Registration Statement.

/s/ Gregory & Associates, LLC

Gregory and Associates, LLC,